Exhibit 99.1

API Technologies Reports Results for the Fiscal Third Quarter

Ended August 31, 2012

Board of Directors Retains Financial Advisor to Evaluate Unsolicited Third-Party Interest and Full

Range of Strategic Alternatives

ORLANDO, FL – October 10, 2012 – API Technologies Corp. (NASDAQ:ATNY) (“API”, “API Technologies”, or the “Company”), a trusted provider of RF/microwave, microelectronics, and security solutions for critical and high-reliability applications, today announced results for the fiscal third quarter ended August 31, 2012.

•	Financial results to be reported under three operating segments: Systems, Subsystems & Components (SSC), Secure Systems & Information Assurance (SSIA), and Electronics Manufacturing Services (EMS).

•	Revenue of $68.4 million for the third quarter, compared to $78.9 million in the second quarter and $69.2 million in the quarter ended August 31, 2011.

•

GAAP Gross Margin for the third quarter of 22.3%, compared to 13.2% in the second quarter and 24.0% in the quarter ended August 31, 2011. Gross Margin was 24.9% excluding restructuring costs, compared to 22.8% in the second quarter and 24.0% in the quarter ended August 31, 2011.

•	Adjusted EBITDA of $9.3 million (13.7% margin) for the third quarter, versus $11.2 million (14.2% margin) in the second quarter and $8.1 million (11.8% margin) in the quarter ended August 31, 2011.

•	SSC segment posted Adjusted EBITDA of 19.1% before corporate allocation, compared to 22.2% in the second quarter, and 18.2% in the quarter ended August 31, 2011

•

Net loss of $27.7 million for the third quarter, compared to net loss of $109.5 million in the second quarter and net income of $10.4 million in the quarter ended August 31, 2011. Net loss for the third quarter was impacted by a $24.3 million Goodwill impairment charge and $3.0 million of restructuring and acquisition related charges.

•	Previously announced EMS restructuring now substantially complete.

“For the fifth consecutive quarter, since the formation of the new API, we have delivered strong Adjusted EBITDA profitability,” said Bel Lazar, President and Chief Executive Officer of API Technologies. “API continues to successfully execute on integration and cost reduction initiatives, including the substantially completed restructuring of our EMS business. Our Adjusted EBITDA margins have stabilized in the last four quarters in the 13-15% range and we remain focused on reaching and sustaining 20% Adjusted EBITDA margins Company-wide.

“Additionally, API continues to maintain a strong, comprehensive and diversified line of products that remains in high demand given the increasing electronic content across many established platforms and new programs,” continued Mr. Lazar. “Despite choppy market conditions and defense industry headwinds, we expect contract awards to rise in the coming months as visibility into 2013 defense spending improves. Our 175 new design wins, including recent, long-term program wins in the U.S. and Europe, demonstrate that API is well positioned for growth and continued profitability.”

Results for the Quarter Ended August 31, 2012

Beginning in the third quarter of 2012, the Company began reporting financial results for three operating segments. Electronic Manufacturing Services (EMS) was broken out as a separate segment from the former Systems & Subsystems segment, and the former Systems & Subsystems segment was renamed Systems, Subsystems & Components (SSC). There were no changes to the Secure Systems & Information Assurance (SSIA) segment.

API Technologies reported revenue of $68.4 million for the quarter ended August 31, 2012, compared to $78.9 million in the quarter ended May 31, 2012 and $69.2 million in the quarter ended August 31, 2011.

Gross margin was 22.3% for the quarter ended August 31, 2012, versus 13.2% for the quarter ended May 31, 2012. Gross margin was positively affected by lower restructuring costs and improved gross margins in the EMS and SSIA segments. Excluding restructuring costs, gross margin was 24.9% in the quarter ended August 31, 2012 compared to 22.8% in the quarter ended May 31, 2012. Adjusted EBITDA for the quarter ended August 31, 2012 was $9.3 million (13.7% margin) versus $11.2 million (14.2% margin) for the quarter ended May 31, 2012.

Adjusted EBITDA by segment was $8.7 million (17.1% margin) for SSC in the quarter ended August 31, 2012, compared to $11.1 million (20.3% margin) in the quarter ended May 31, 2012, and $7.6 million (16.6% margin) in the third quarter a year ago. For the SSIA segment, Adjusted EBITDA was $0.6 million (13.8% margin) in the August-ending quarter, a decrease from $1.9 million (23.5% margin) from the quarter ended May 31, 2012. SSIA Adjusted EBITDA for the quarter ended August 31, 2011 was $0.5 million (7.9% margin). For the EMS segment, Adjusted EBITDA was $0.0 million (0% margin) for the quarter-ended August 31, 2012, compared to a loss of ($1.7) million (-10.7% margin) in the quarter ended May 31, 2012. The improvement in EMS Adjusted EBITDA was primarily attributable to restructuring actions commenced in the quarter-ended May 31, 2012 and which were substantially completed in the quarter-ended August 31, 2012. For the quarter ending August 31, 2011, Adjusted EBITDA for EMS was $0.1 million (0.5% margin).

API Technologies posted a net loss of $27.7 million for the quarter ended August 31, 2012 versus a net loss of $109.5 million for the quarter ended May 31, 2012, compared to net income of $10.4 million for the period ended August 31, 2011. Net losses for the last two fiscal 2012 quarters were primarily attributable to Goodwill impairment, restructuring charges, and convertible note financing costs incurred within the third quarter. Restructuring costs recorded in the quarter ended August 31, 2012 were approximately $2.2 million, versus $11.5 million in the quarter ended May 31, 2012, compared to approximately $0.7 million in the comparable period of 2011. During the quarter ended August 31, 2012, the Company recorded a Goodwill impairment charge of $24.3 million, which adjusted the estimated write-down taken in the quarter ended May 31, 2012.

At the end of the August 31, 2012 quarter, the Company had $16.5 million of cash and cash equivalents, including $0.7 million of restricted cash, and $185.7 million of debt obligations, net of discounts.

Results for the Nine Months Ended August 31, 2012

API Technologies reported revenue of $218.1 million for the nine months ended August 31, 2012 compared to $122.5 million for the same period in the prior-year period. The increase in revenues is primarily due to acquisitions completed in the past twelve months. Gross margin was 19.9% for the nine-month period ended August 31, 2012, versus 19.1% in the comparable period last year. Adjusted EBITDA was $31.3 million for the nine months ended August 31, 2012 compared to $4.8 million in the prior-year period.

API Technologies posted a net loss of $136.4 million for the first nine months of fiscal 2012 compared to a net loss of $14.8 million for the comparable period last year. The increase in net loss was driven primarily by the $111.3 million of Goodwill impairment, restructuring charges, and convertible note financing costs recorded in fiscal 2012. Restructuring costs recorded in the nine months ended August 31, 2012 were approximately $14.4 million compared to approximately $4.3 million in the comparable period of 2011.

API Board of Directors Retains Financial Advisor to Evaluate Unsolicited Third-Party Interest and Full Range of Strategic Alternatives

API also announced today that in response to unsolicited interest in acquiring one or more of the Company’s business units, API’s Board of Directors has retained Jefferies & Company, Inc. as its financial advisor to assist the Board in evaluating the unsolicited interest as well as a full range of strategic alternatives.

API noted that there can be no assurance that this process will result in any agreement or transaction. API does not intend to discuss or disclose developments with respect to the Board’s process unless and until the Board has approved a specific course of action.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal third quarter results tomorrow, October 11, at 10:00 a.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Phil Rehkemper, Executive Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 866-605-3852 or 412-317-6789 and accessible by webcast at www.apitech.com. Recorded replays of the webcast will be available for 30 days on the Company’s website and by telephone for 30 days at 877-344-7529, replay passcode #10018587, beginning 2:00 p.m. Eastern Time on October 11, 2012.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided a non-GAAP financial measure for Gross Margin and Adjusted EBITDA. Non-GAAP Gross Margin excludes restructuring charges and Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excludes discontinued operations, restructuring charges, acquisition charges, goodwill impairment, earn-out reversals, a C-MAC pro forma adjustment, foreign exchange loss, Spectrum acquisition inventory fair value, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss or gross margin determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the ability of our review of strategic alternatives to maximize stockholder value and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contacts:

Phil Rehkemper

EVP and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Chris Witty

Darrow Associates

+1 646-438-9385

cwitty@darrowir.com

API Technologies Corp.

Financial Results

For the Three and Nine Months Ended August 31, 2012

Consolidated Statement of Operations (unaudited)

in thousands USD

	For the Three Months Ended Aug. 31, 2012	For the Three Months Ended Aug. 31, 2011	For the Nine Months Ended Aug. 31, 2012	For the Nine Months Ended Aug. 31, 2011
Revenue, net	$68,448	$69,231	$218,071	$122,488
Cost of revenues
Cost of revenues	51,425	52,614	165,115	97,755
Restructuring charges	1,738	9	9,631	1,318

Total cost of revenues	53,163	52,623	174,746	99,073

Gross profit	15,285	16,608	43,325	23,415

Operating expenses
General and administrative	6,877	7,499	19,802	18,803
Selling expenses	3,908	4,450	11,812	8,553
Research and development	2,690	2,406	7,891	3,540
Business acquisition and related charges	775	—	3,444	12,798
Restructuring charges	485	671	4,734	2,993

	14,735	15,026	47,683	46,687

Operating income (loss)	550	1,582	(4,358)	(23,272)
Other expenses (income), net
Goodwill impairment	24,300	—	111,300	—
Interest expense, net	3,993	3,660	11,898	4,409
Amortization of note discounts and deferred financing costs	869	600	14,957	3,376
Other income, net	(367)	(52)	(2,327)	(564)

	28,795	4,208	135,828	7,221

Loss from continuing operations before income taxes	(28,245)	(2,626)	(140,186)	(30,493)
Expense (benefit) for income taxes	(579)	(12,998)	(3,786)	(15,688)

Income (loss) from continuing operations, net of income taxes	(27,666)	10,372	(136,400)	(14,805)
Income (loss) from discontinued operations, net of income taxes	—	—	—	(36)

Net income (loss)	$(27,666)	$10,372	$(136,400)	$(14,841)

Income (loss) per share from continuing operations—Basic and diluted	$(0.50)	$0.20	$(2.47)	$(0.38)
Income (loss) per share from discontinued operations—Basic and diluted	$0.00	$0.00	$0.00	$0.00

Net income (loss) per share—Basic and diluted	$(0.50)	$0.20	$(2.47)	$(0.38)

Weighted average shares outstanding
Basic	55,365,978	52,404,074	55,296,470	39,187,102
Diluted	55,365,978	52,416,071	55,296,470	39,187,102

Consolidated Balance Sheets (unaudited)

in thousands USD

	August 31, 2012	November 30, 2011
Assets
Current
Cash and cash equivalents	$15,818	$15,690
Restricted cash	700	700
Accounts receivable	48,591	52,983
Inventories, net	67,035	72,017
Deferred income taxes	86	4,797
Prepaid expenses and other current assets	2,440	1,705

	134,670	147,892
Fixed assets, net	42,418	44,149
Fixed assets held for sale	2,681	3,216
Goodwill	157,716	253,170
Intangible assets, net	52,505	50,001
Other non-current assets	9,692	8,019

Total assets	$399,682	$506,447

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$32,207	$46,002
Deferred revenue	629	1,892
Current portion of long-term debt	2,477	1,917

	35,313	49,811
Deferred income taxes	3,926	9,905
Other long-term liabilities	1,179	—
Long-term debt, net of current portion and discount	183,245	165,267

	223,663	224,983

Preferred Stock, net of discounts	25,922	—

Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	326,683	322,675
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(180,210)	(43,810)
Accumulated other comprehensive income	1,196	171

	150,097	281,464

Total Liabilities and Shareholders’ Equity	$399,682	$506,447

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three and nine months GAAP net income to non-GAAP Adjusted EBITDA from continuing operations.

	Three Months Ended August 31,		Nine Months Ended August 31,
	2012	2011	2012	2011
Net income (loss)	$(27,666)	$10,372	$(136,400)	$(14,841)
Adjustments
Interest expense, net	3,993	3,660	11,898	4,409
Amortization of note discounts and deferred financing costs	869	600	14,957	3,376
Depreciation and amortization	4,089	4,446	13,184	6,563
Goodwill impairment	24,300	—	111,300	—
Income taxes	(579)	(12,998)	(3,786)	(15,688)
Stock based compensation	441	45	1,934	2,772
Restructuring	2,223	680	14,365	4,311
Acquisition related charges	775	—	3,444	12,798
Other adjustments (A)	253	300	1,398	12
Spectrum acquisition inventory fair value	—	1,044	—	1,044
SenDEC earn-out reversal	—	—	(2,213)	—
C-MAC pro-forma adjustment	527	—	1,177	—
Foreign exchange (gain) loss	124	—	124	—
Discontinued operations	—	—	—	36

Adjusted EBITDA	$9,349	$8,149	$31,382	$4,792

(A)	Charges in 2012 primarily relate to $1.3 million non-cash inventory provisions and a $0.1 million loss on the sale of real estate held for sale. Charges in 2011 primarily relate to a gain on the sale of machinery and equipment.

Three Months Ended May 31,
2012
Net income (loss)	$(109,507)
Adjustments
Interest expense, net	4,534
Amortization of note discounts and deferred financing costs	13,494
Depreciation and amortization	4,900
Goodwill impairment	87,000
Income taxes	(2,701)
Stock based compensation	635
Restructuring	11,498
Acquisition related charges	2,378
Other adjustments (A)	474
SenDEC earn-out reversal	(2,213)
C-MAC pro-forma adjustment	650
Foreign exchange (gain) loss	64
Discontinued operations	—

Adjusted EBITDA	$11,206

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended August 31, 2012.

	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q3	Q3	Q3	Q3	Q3	Q3
Revenue	$50,816	$4,651	$55,467	$12,981	$—	$68,448
Net Income (loss)	(20,254)	217	(20,037)	(1,064)	(6,565)	(27,666)
Adjustments
Interest expense, Net	55	(2)	53	—	3,940	3,993
Amortization of note discounts and deferred financing costs	—	—	—	—	869	869
Depreciation & amortization	3,194	90	3,284	734	71	4,089
Goodwill impairment	24,192	—	24,192	108	—	24,300
Income taxes	(50)	173	123	—	(702)	(579)
Stock based compensation	—	—	—	—	441	441
Restructuring	1,689	255	1,944	224	55	2,223
Acquisition related charges	355	—	355	—	420	775
C-MAC pro-forma adjustments	527	—	527	—	—	527
Other adjustments (A)	—	—	—	253	—	253
Foreign exchange loss	—	—	—	—	124	124
Net corporate costs (B)	(1,000)	(92)	(1,092)	(255)	1,347	—
Add-Back Total	28,962	424	29,386	1,064	6,565	37,01

Adjusted EBITDA	$8,708	$641	$9,349	$(1)	$—	$9,349

Adjusted EBITDA Margin	17.1%	13.8%	16.9%	0%	—	13.7%

(A)	Charges relate to non-cash inventory provisions.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Note: Revenue in the quarter ended May 31, 2012 associated with the former Systems & Subsystems segment of $1.6 million and the related Adjusted EBITDA of (-$0.3) million, which was previously reported as a non-GAAP measure, was reclassified from the EMS business to the newly reported Systems, Subsystems & Components segment. The reclassification better aligns the associated product revenue to the Systems, Subsystems & Components segment.

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended May 31, 2012.

	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q2	Q2	Q2	Q2	Q2	Q2
Revenue	$54,531	$8,044	$62,575	$16,331	$—	$78,906
Net Income (loss)	6,870	1,021	7,891	(100,172)	(17,226)	(109,507)
Adjustments
Interest expense, Net	17	2	19	—	4,515	4,534
Amortization of note discounts and deferred financing costs	—	—	—	—	13,494	13,494
Depreciation & amortization	3,649	90	3,739	1,111	50	4,900
Goodwill impairment	—	—	—	87,000	—	87,000
Income taxes	(290)	425	135	—	(2,836)	(2,701)
Stock based compensation	—	—	—	—	635	635
Restructuring	736	56	792	10,633	73	11,498
Acquisition related charges	454	—	454	—	1,924	2,378
C-MAC pro-forma adjustments	650	—	650	—	—	650
Other adjustments (A)	2	472	474	0	(2,213)	(1,739)
Foreign exchange loss	14	(22)	(8)	—	72	64
Net corporate costs (B)	(1,045)	(154)	(1,199)	(313)	1,512	—
Add-Back Total	4,187	869	5,056	98,431	17,226	120,713

Adjusted EBITDA	$11,057	$1,890	$12,947	$(1,741)	$—	$11,206

Adjusted EBITDA Margin	20.3%	23.5%	20.7%	(10.7)%	—	14.2%

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended August 31, 2011.

	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q3	Q3	Q3	Q3	Q3	Q3
Revenue	$45,848	$6,066	$51,914	$17,317	$—	$69,231
Net Income (loss)	16,897	290	17,187	(926)	(5,889)	10,372
Adjustments
Interest expense, Net	—	15	15	1	3,644	3,660
Amortization of note discounts and deferred financing costs	—	—	—	—	600	600
Depreciation & amortization	3,222	81	3,303	1,121	22	4,446
Income taxes	(13,203)	175	(13,028)	—	30	(12,998)
Stock based compensation	—	—	—	—	45	45
Restructuring	383	16	399	67	215	681
Spectrum fair value inventory adjustment	1,044	—	1,044	—	—	1,044
Other adjustments (A)	—	—	—	105	194	299
Net corporate costs (B)	(754)	(100)	(854)	(285)	1,139	—
Add-Back Total	(9,308)	187	(9,121)	1,009	5,889	(2,223)

Adjusted EBITDA	$7,589	$477	$8,066	$83	$—	$8,149

Adjusted EBITDA Margin	16.6%	7.9%	15.5%	0.5%	—	11.8%

Gross Margin without Restructuring Charges

$ amounts in thousands USD

	Three Months Ended August 31, 2012	Three Months Ended August 31, 2011	Nine Months Ended August 31, 2012	Nine Months Ended August 31, 2011
Revenue	$68,448	$69,231	$218,071	$122,488
Gross Profit	$15,285	$16,608	$43,325	$23,415
Restructuring	$1,738	$9	$9,631	$1,318
Gross profit without restructuring	$17,023	$16,617	$52,956	$24,733
Gross margin % without restructuring	24.9%	24.0%	24.3%	20.2%

	Three Months Ended
	May 31, 2012
Revenue	$78,906
Gross Profit	$10,399
Restructuring	$7,588
Gross profit without restructuring	$17,987
Gross margin % without restructuring	22.8%